UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     On February 23, 2017, the Board of Directors of ICF International, Inc. (the “Company”) appointed, effective as of March 1, 2017, Mr. Richard Taylor (“Mr. Taylor”), currently serving as Senior Vice President and Controller of the Company, as the Company’s Principal Accounting Officer (“PAO”). Mr. Taylor replaces Mr. Phillip Eck (“Mr. Eck”), who notified the Company on May 16, 2016 of his intent to step down from his position as PAO due to personal reasons. Mr. Eck, however, agreed to continue as the Company’s PAO until the Company completed a search and selected a successor PAO (as reported in an Item 5.02 Current Report on Form 8-K, filed on May 20, 2016).

Mr. Taylor, age 51, joined the Company in January 2017 as Senior Vice President and Controller. Prior to joining the Company, Mr. Taylor served in several senior level corporate accounting positions as Science Applications International Corporation (“SAIC”) (NYSE: SAIC), including as Vice President and Assistant Corporate Controller from September 2013 through December 2016, and as Vice President and Business Unit Controller of the Enterprise and Mission Support Business Unit, a unit of SAIC, from March 2005 through September 2013. Mr. Taylor is also a Certified Public Accountant, a Certified Management Accountant and a Certified Internal Auditor. Mr. Taylor has over twenty (20) years of business and leadership experience in accounting, including experience in financial and business transformation, controls and change management, financial planning and analysis, preparing formal and periodic reports required by the U.S. Securities and Exchange Commission for publicly-listed registrants, management reporting, and technical accounting.

 The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Mr. Taylor in connection with this appointment. There are no arrangements or understandings between Mr. Taylor and other persons pursuant to which he was appointed as the PAO of the Company. There are no family relationships between Mr. Taylor and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that would be reportable under Item 404(a) of the Regulation S-K.

 In connection with the appointment of Mr. Taylor, as of March 1, 2017, Mr. Eck no longer serves as PAO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: February 28, 2017	By:	/s/ James C. Morgan
James C. Morgan Executive Vice President & Chief Financial Officer